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                                                                    EXHIBIT 99.3




                                 REVOCABLE PROXY
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           UMPQUA HOLDINGS CORPORATION


         The undersigned hereby appoints Raymond P. Davis and Dan Giustina, and each of them, proxies with full power of substitution, and authorizes them to represent and to vote on behalf of the undersigned all shares of common stock of Umpqua Holdings Corporation at the Annual Meeting of Shareholders to be held on May 30, 2006, and at any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:

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1.   To approve the principal terms of the Agreement and Plan of Reorganization [ ] FOR    [ ] AGAINST     [ ] ABSTAIN
     dated February 7, 2006, by and among Umpqua Holdings Corporation, Western
     Sierra Bancorp, Umpqua Bank, Western Sierra National Bank, Auburn Community
     Bank, Central California Bank and Lake Community Bank, and the issuance of shares of Umpqua common stock in connection with the merger to Western
     Sierra shareholders.
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2.   To approve amendments to Umpqua's Articles of Incorporation to             [ ] FOR    [ ] AGAINST     [ ] ABSTAIN
     declassify Umpqua's board of directors, provide for the annual election of directors and allow directors to be removed without cause.
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3.   To elect fourteen directors to one year terms expiring at the 2007         [ ] FOR ALL NOMINEES LISTED BELOW, EXCEPT
     annual meeting, if Item 2--Amendment to Umpqua's Articles of                   AS MARKED TO THE CONTRARY.
     Incorporation is approved. If Item 2 is not approved, to elect six
     directors including the election of Stephen M. Gambee to a term            [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL
     expiring at the 2007 annual meeting and the election of Scott D.               NOMINEES LISTED BELOW
     Chambers, Raymond P. Davis, Diana Goldschmidt, Lynn K. Herbert and
     Theodore S. Mason to terms expiring at the 2009 annual meeting.
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     ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY)
     INSTRUCTION: TO WITHHOLD AUTHORITY FOR ANY INDIVIDUAL, CROSS A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

     01 Ronald F. Angell                         02 Scott D. Chambers                        03 Raymond P. Davis
     04 Allyn C. Ford                            05 David B. Frohnmayer                      06 Stephen M. Gambee
     07 Dan Giustina                             08 Diana E. Goldschmidt                     09 Lynn K. Herbert
     10 William A. Lansing                       11 Theodore S. Mason                        12 Diane D. Miller
     13 Bryan L. Timm                            14 Thomas W. Weborg
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4.   To approve an adjournment or postponement of the Annual Meeting if         [ ] FOR    [ ] AGAINST     [ ] ABSTAIN
     necessary to solicit additional proxies.
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5.   To transact any other business as may properly come before the
     Annual Meeting and at any postponements or adjournments.
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THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE, BUT IF NO
SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS
AND FOR THE APPROVAL OF ITEMS 1, 2 AND 4 AND OTHERWISE IN THE DISCRETION OF THE
APPOINTED PROXIES.

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
Signature                               Signature                                Dated                    , 2006
         -------------------------------         -------------------------------      --------------------
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Please date and sign exactly as your name appears on your stock certificate(s)
(which should be the same as the name of the address label on the envelope in which this proxy was sent to you), including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer. All co-owners must sign.

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                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week
           Internet and telephone voting are available through 11:59 PM Eastern Time, May 29, 2006 Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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               INTERNET                                  TELEPHONE                                 MAIL
   http://www.proxyvoting.com/umpq                    1-866-540-5760                 Mark, sign and date your proxy
 Use the Internet to vote your proxy.      Use any touch-tone telephone to vote         card and return it in the
Have your proxy card in hand when you      your proxy. Have your proxy card in       enclosed postage-paid envelope.
   access the website. You will be           hand when you call. You will be
    prompted to enter your control            prompted to enter your control
 number, located in the box below, to     number, located in the box below, and
   create and submit an electronic          then follow the directions given.
               ballot.
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     If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.